UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 14, 2012

Date of Report (Date of earliest event reported)

Commission File No. 0-14225

EXAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	94-1741481
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

48720 Kato Road, Fremont, CA 94538

(Address of principal executive offices, Zip Code)

(510) 668-7000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 14, 2012, the Board of Directors of Exar Corporation (the “Company”) approved a new form of indemnification agreement for its directors and certain officers. Among other things, the indemnification agreement provides for indemnification of the Company’s directors and officers that are parties to such an agreement in their capacities as such to the fullest extent of the law, the advancement of legal fees and expenses in connection with legal proceedings, certain procedures for determining whether the director or officer is entitled to indemnification and dispute resolution procedures. The Company has amended and restated the indemnification agreements with its current directors and officers substantially in the new form agreement attached hereto as Exhibit 10.1. This description of the new form indemnification agreement is qualified by reference to the form agreement, which is hereby incorporated in this Item 1.01 in full by this reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 14, 2012, the Company’s Board of Directors approved various amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) and adopted amended and restated bylaws incorporating such amendments (the “Amended Bylaws”). Among other changes, the Board of Directors approved amendments to the Company’s advance notice bylaw and to confirm the persons enabled to call special meetings of stockholders. With respect to the amendments to the Company’s advance notice bylaw, among other things the amendments relate to:

(1) amend existing provisions providing for advance notice of stockholder proposals and nominations to change the notice period for stockholder proposals or nominations (other than proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”)) to not less than 120 days and not more than 150 days prior to the one-year anniversary of the preceding year’s annual meeting of stockholders, as compared to the prior advance notice deadline of 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting;

(2) amend existing provisions providing for advance notice of stockholder proposals and nominations (other than proposals properly made in accordance with Rule 14a-8) to expand the disclosure stockholders must provide when submitting proposals and nominations for consideration at a meeting to include, among other things, expanded information about director nominees and proponents’ economic, voting and other interests and relationships, including derivative securities, voting arrangements, short positions or other interests, related to the Company and its shares; and

(3) requiring that a stockholder nominee for election to the Board provide certain information to the Company regarding his/her independence and enter into an agreement with the Company regarding (a) his/her voting obligations, (b) commitment to comply with the Company’s corporate governance and similar policies, and (c) compensation from third parties for service as a member of the Board.

This summary does not purport to be complete as to all of the changes or, with respect to any given change, as to all aspects of such change, and this summary of the amendments made to the Bylaws is qualified in its entirety by reference to the full text of the Amended Bylaws, which is filed as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws of Exar Corporation

10.1	Form of Indemnification Agreement with the Registrant’s Directors and Certain Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2012

EXAR CORPORATION

By:	/s/ Kevin Bauer
Kevin Bauer Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Amended and Restated Bylaws of Exar Corporation

10.1	Form of Indemnification Agreement with the Registrant’s Directors and Certain Officers